UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosures

Dear Shareholders,

The start of 2026 has brought heightened market volatility and increased scrutiny to private credit as an asset class, from product liquidity mechanisms, to carrying values for private investments, to the impact of technological innovation on different business models. Fortunately, none of this is new to us at Apollo. Liquidity management, the discipline of mark-to-market accounting and the recognition that secular shifts can be as sudden as they are profound are all hallmarks of sound risk management and are core to how we manage our clients’ capital, as well as our own, each day.

The central innovation of the perpetual non-traded BDC structure was providing individual investors with access, including the ability to subscribe and redeem at net asset value (NAV), to one of the most compelling segments of the private credit market: senior secured lending. But structure alone does not determine outcomes. Long-term performance is the result of underwriting rigor, disciplined portfolio construction and careful balance sheet management. After all, private credit is still just credit.

We believe Apollo Debt Solutions BDC’s (“ADS” or the “Fund”) commitment to first lien senior secured lending with its emphasis on downside protection1 and focus on large-cap corporate borrowers position ADS well for the current environment. With that said, we expect to see more performance dispersion among BDCs over the coming quarters. Since the start, we have made a series of decisions as to how we manage ADS that have put us in a place today to drive future performance as a result of – not despite – the current cycle.

QUARTERLY LIQUIDITY: CONSIDERED & INTENTIONAL

As long-term stewards of capital, we have a fiduciary duty to act in the best interests of all Fund investors, balancing the interests of shareholders seeking liquidity with those who choose to remain invested.

In the first quarter of 2026, ADS gross inflows totaled approximately $724 million in new subscriptions.2 Against that, amidst a backdrop of rising redemption requests across the semi-liquid segment of the wealth market, the Fund received shareholder requests to repurchase approximately 11.2%3 of outstanding shares as of December 31, 2025, based on preliminary information. Consistent with the Fund’s designated liquidity objectives, ADS will honor redemption requests for 5% of shares outstanding, which we estimate to represent approximately $730 million of gross outflows based on February 28, 2026 NAV per share. Taken together, we expect net flows into ADS will be approximately flat for the first quarter of 2026.

We will fulfill tender requests on a pro-rated basis, wherein, based on preliminary information, we estimate each redeeming investor will be returned approximately 45% of their requested capital.3 Consistent with the terms of the Fund which have been in place since inception, we intend to tender for up to 5% of the Fund’s outstanding shares once again next quarter.

QUARTERLY LIQUIDITY: CONSIDERED & INTENTIONAL (CONTINUED)

The Fund’s quarterly liquidity framework provides shareholders with access to their capital while intentionally aligning investors’ liquidity with the expected natural liquidity of the Fund’s underlying assets. Today’s decision reflects our ongoing commitment to long-term value creation for the Fund’s shareholders. Apollo has long believed that periods of complexity and uncertainty can create some of the most attractive investment opportunities, but only for those with the flexibility to act decisively. Preserving that flexibility has historically been an important source of upside and is a vital component of Apollo’s investment philosophy.

TRANSPARENT, ACCURATE VALUATION IS FUNDAMENTAL TO RISK MANAGEMENT

Marks are important not only for transparency and credibility but also for fairness. A disciplined valuation process should protect new, redeeming and remaining investors equally by consistently ensuring an appropriate NAV for the vehicle.

The valuation process is also important for another reason – robust risk management.

Mark-to-market is a form of discipline. For Apollo, this means our marks should reflect current market dynamics, even when they do not fully align with our assessment of long-term intrinsic value. When spreads widen in public markets or within a specific sector, we work closely with independent third-party valuation providers to ensure those conditions are appropriately reflected in our marks. When managing for the long-term, we believe it is crucial for valuations to reflect both underlying operating performance and broader market conditions, which includes prevailing credit spreads and the cost of capital.

Over the past three months the cost of capital has changed. Over that period ADS generated a positive net total return of +1.0%,4 outperforming the US Leveraged Loan Index by approximately 145 basis points.5 Over the same period, ADS’s NAV per share declined modestly by -1.2%6 compared to the US Leveraged Loan Index -2.2%.7 While the market has repriced risk, the fundamentals of the Fund’s underlying borrowers remain strong. ADS portfolio companies are growing annual revenue and EBITDA by 8% and 11% year-over-year,8 respectively and weighted-average interest coverage has improved by 15% to 2.5x.9

MANAGE ADS FOR ALL-WEATHER

BDCs are a structure, not a strategy – decisions regarding portfolio construction reflect a manager’s priorities. While higher dividend yields can be manufactured in the short run – for instance, by reaching for yield or levering up – we believe long-term, all-in returns are ultimately earned through underwriting rigor, intentional portfolio construction and proactive balance sheet management.

Over the past several years, benign market conditions and strong demand for yield compressed credit spreads. At Apollo, we remained patient, even during periods when discipline felt more like a headwind than an advantage. Rather than compete in increasingly aggressive transactions, Apollo emphasized proprietary origination, which allowed us to control documentation, structure and alignment while maintaining focus on high-quality, large-cap corporate borrowers on an entirely first lien senior secured basis.

For us, this approach is more than an investment philosophy. It reflects Apollo’s role as a principal investor. Today, more than 85% of the ADS private portfolio is invested alongside Apollo’s own balance sheet,10 meaning our interests are squarely aligned with yours.

UNDERWRITE FOR UNCERTAINTY

In any market environment, credit outcomes are determined first and foremost by rigorous underwriting and disciplined risk management. Within BDCs today, there is a wide dispersion of risk orientation. Yet since launching ADS four years ago, we have consistently maintained a highly diversified and conservatively constructed portfolio. The ADS portfolio is ~100% first lien – the highest of its peers,11 with limited PIK income (approximately 2.5%),12 average position sizes of 0.2% and weighted-average loan-to-value of 41%.13

UNDERWRITE FOR UNCERTAINTY (CONTINUED)

Our long-standing emphasis on lending to large-cap companies is deliberate. Larger, more established businesses typically benefit from diversified revenue streams, stronger balance sheets, deeper liquidity options and the ability to invest through periods of disruption. With weighted- average EBITDA of approximately $258 million,14 the ADS portfolio reflects this focus on scale and durability.

We also believe we are entering the current period of technological disruption from a position of strength. Apollo has consciously chosen to create portfolios that are underweight software exposure relative to the broader private credit markets, guided by our commitment to cash-flow-based underwriting. For ADS, this translates to approximately 20%-30% lower software exposure than its peer set.11

Our conservatism extends to how we manage the liability side of the ADS balance sheet. ADS has $5.3 billion of immediately available liquidity,15 representing ~7 quarters of coverage versus estimated first quarter 2026 redemptions. We remain focused on maintaining a fortress balance sheet with long duration, durable and diversified sources of funding. The 5.5 year weighted-average maturity of our liabilities is longer-dated than the maturity profile of our assets.16 ADS is also operating at approximately 0.6x net leverage,17 providing us with significant dry powder for when the opportunity set is most attractive.

Periods of market dislocation like today have historically marked important inflection points for private capital. As traditional lenders retrench, high-quality borrowers still need financing. When capital becomes scarce, spreads widen, structures tighten and documentation improves. For patient, well-capitalized platforms at scale and with conviction, these environments can create some of the most attractive opportunities in a credit cycle. ADS is prepared for this cycle and positioned beyond it.

Thank you for your continued trust and partnership.

Sincerely,

Apollo Debt Solutions

IMPORTANT DISCLOSURES

Data as of February 28, 2026 unless otherwise indicated. All per share and return figures are presented for Class I Common Shares, unless otherwise indicated. Performance varies by share class. Reflects Apollo’s views and beliefs as of the date of this material and is subject to change without notice. Past performance is not indicative of future results. There can be no assurance that investment strategies or objectives described herein will be achieved and there can be no assurances that any of the trends described herein will continue or will not reverse. The value of any investment could decline and/or become worthless. Diversification does not ensure profit or protect against loss.

Certain information contained in this document constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words, or the negatives thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors”, in the Fund’s prospectus, and any such updated factors included in the Fund’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Fund’s prospectus and other filings. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future developments or otherwise.

Important Note on Index Performance: Index performance is shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number of investments, recycling or reinvestment of distributions, and types of assets). It may not be possible to directly invest in one or more of these indices and the holdings of the Fund may differ markedly from the holdings of any such index in terms of levels of diversification, types of securities or assets represented and other significant factors. Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of the Fund. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of future events or results.

END NOTES

1.

References to downside protection relate to the Fund’s investment strategy and do not constitute a guarantee against loss of capital, including the possible loss of principal. The Fund’s investments may have structural, covenant and other contractual features intended to provide downside protection; however, there can be no assurance that such features will achieve their intended effect. Please refer to the Fund’s current prospectus for further information on the Fund’s investment objective, strategy, and risk factors.

2.

Includes subscriptions for January 1, 2026, February 1, 2026 and March 1, 2026 subscription dates, as well as shares acquired via the distribution reinvestment program associated with distributions declared during the quarter. Includes estimated DRIP proceeds for March 2026.

3.

The preliminary tender offer results included herein are based on preliminary information, are subject to adjustment and should not be regarded as final. The Fund expects to announce the final results of its tender offer at a later date.

4.

Past performance is not indicative of future results, and there can be no assurance that any Apollo fund or investment will achieve its objectives or avoid substantial losses. Actual results may vary. Based on Class I shareholder returns based on the last three months as of February 28, 2026. Total net return is calculated as the change in monthly NAV per share during the period plus distributions per share divided by NAV per share at the beginning of the period. Past performance is not indicative of future results, and there can be no assurance that any Apollo fund or investment will achieve it objectives or avoid substantial losses. Actual results may vary. For Class I common shares, ADS generated returns of 7.02%, 10.44%, and 8.34% for the 1-year, 3-year, and annualized inception-to-date periods through February 28, 2026 (inception date is January 7, 2022), respectively. For Class S common shares excluding maximum upfront placement fees, ADS generated returns of 0.78%, 6.12%, 9.51%, and 7.42% for the 3-month, 1-year, 3-year, and annualized inception-to-date periods through February 28, 2026 (inception date is February 1, 2022), respectively. For Class S Common Shares, including maximum upfront placement fees, ADS generated returns of -2.73%, 2.42%, 8.23%, and 6.48% for the 3-month, 1-year, 3-year, and annualized inception-to-date periods through February 28, 2026 (inception date is February 1, 2022), respectively. For Class D common shares, excluding maximum upfront placement fees, ADS generated returns of 0.93%, 6.76%, 10.17%, and 10.89% for the 3-month, 1-year, 3-year, and annualized inception-to-date periods through February 28, 2026 (inception date is July 1, 2022), respectively. For Class D Common Shares, including maximum upfront placement fees, ADS generated returns of -0.58%, 5.16%, 9.62%, and 10.45% for the 3-month, 1-year, 3-year, and annualized inception-to-date periods through February 28, 2026 (inception date is July 1, 2022), respectively. No upfront sales load will be paid to the Fund with respect to Class S Common Shares, Class D Common Shares or Class I Common Shares, however, if a shareholder buys Class S Common Shares or Class D Common Shares through certain financial intermediaries, they may directly charge transaction or other fees to shareholders, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D Common Shares and 3.5% cap on NAV for Class S Common Shares. Class I Common Shares do not have upfront placement fees. There can be no assurance any alternative asset classes will achieve their objectives or avoid significant losses.

END NOTES (CONTINUED)

5.

Source: Pitchbook LCD. Index performance is shown for illustrative purposes only and has limitations when used for comparison. “US Leveraged Loan Index” represented by the Morningstar LSTA US Leveraged Loan Index, a market value weighted index designed to measure the performance of the US leveraged loan market.

6.	Based on the change in period-end NAV as of February 28, 2026 versus month-end November 30, 2025.
7.	Source: Pitchbook LCD. Based on the market return for the Morningstar LSTA US Leveraged Loan Index as of February 28, 2026 versus month-end November 30, 2025.
8.

Statistics presented are based on the most recently available financial information as of publication date. Past performance is not indicative of future results, and there can be no assurance that any Apollo fund or investment will achieve it objectives or avoid substantial losses. Actual results may vary. Reflects the views and opinions of Apollo Analysts. Subject to change at any time without notice. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of future events or results. Actual results may vary. There is no guarantee that similar allocations or investments will be available in the future. Diversification does not ensure profit or protect against loss. Methodology for Revenue and EBITDA growth is based on a fixed set of 138 directly originated issuers that were in the ADS portfolio for at least 5 quarters as of September 30, 2025, in order to measure sequential changes on a consistent, like-for-like basis. The described methodology captures 50% of the ADS direct portfolio as of September 30, 2025. Calculations based on the weighted average of individual portfolio company year-over-year change weighted by portfolio company September 30, 2025 investment values at cost.

9.	Interest coverage is based on the weighted average of the total ADS portfolio as of December 31, 2024 and February 28, 2026, respectively.
10.

Refers to the amount of ADS’s private originated portfolio which overlaps with certain direct lending funds or accounts where Apollo, Athene or Athora also have significant direct or indirect exposure to the same investment. Figure as of December 31, 2025. There is no guarantee that similar allocations will be available in the future. Reflects the views and opinions of Apollo Analysts. Subject to change at any time without notice.

11.

As of February 28, 2026. Non-traded BDC peer group includes BDCs which are externally-managed, had effective registration statements as of December 31, 2025 and were broadly distributed, have broad exposure across industries in their investments and are not sector-focused and had net asset values in excess of $2 billion as of December 31, 2025: Apollo Debt Solutions BDC (ADS), Blackstone Private Credit Fund (BCRED), Ares Strategic Income Fund (ASIF), Blue Owl Credit Income Corp. (OCIC) Golub Capital Private Credit Fund (GCRED), HPS Corporate Lending Fund (HLEND) and Oaktree Strategic Credit Fund (OSCF).

12.	Based on PIK interest income as a percent of gross investment income for the quarter ended December 31, 2025.
13.

As of February 28, 2026. Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA). Net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

14.

As of February 28, 2026. Based on latest information tracked on our directly originated portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA).

15.	Estimated as of March 18, 2026. Available liquidity is composed of cash and cash equivalents plus the amount of undrawn capacity across the secured credit facilities.
16.	Maturity is based on the weighted-average maturity of debt outstanding as of March 18, 2026.
17.

As of February 28, 2026. The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: March 23, 2026	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary